SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release Announcing:

The Board of Directors of CNB Financial Corporation (NASDAQ: CCNE) has announced the declaration of a 15 cents per share quarterly dividend payable on December 15, 2006 to shareholders of record on December 1, 2006.

Item 9.01. Financial Statements and Exhibits

Exhibit 99	News Release announcing fourth quarter dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 15, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Secretary

Exhibit Index

Number	Description

Exhibit 99	News Release announcing fourth quarter dividend

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr.
Secretary
(814) 765-9621

CNB FINANCIAL ANNOUNCES FOURTH QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – November 14, 2006

The Board of Directors of CNB Financial Corporation (NASDAQ: CCNE) has announced the declaration of a 15 cents per share quarterly dividend payable on December 15, 2006 to shareholders of record on December 1, 2006. The increase of one cent per share represents a 7.1% change from the last quarter.

CNB Financial Corporation is a $770 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area consists of twenty-one full-service office locations and a loan production office throughout seven counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call

(814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm.

County National Bank’s website is www.bankcnb.com.